Exhibit 99.1

Sonus Networks Reports 2015 Second Quarter Results

Company Provides Improved Full Year Outlook

For Immediate Release: July 29, 2015

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in enabling and securing real-time communications, announced today results for the second quarter ended June 26, 2015.

Second Quarter 2015 Highlights

•                  Total Company revenue was $54.7 million, compared to $75.6 million in the second quarter of 2014.

•                  Product revenue was $27.0 million, compared to $45.8 million in the second quarter of 2014.

•                  Service revenue was $27.7 million, compared to $29.7 million in the second quarter of 2014.

•                  Indirect (channel) represented 26% of product revenue, compared to 29% in the second quarter of 2014.

•                  Enterprise represented 22% of product revenue, compared to 20% in the second quarter of 2014.

•                  GAAP gross margin was 62.9%; non-GAAP gross margin was 65.9%.

•                  GAAP operating expenses were $49.5 million; non-GAAP operating expenses were $40.9 million.

•                  GAAP loss per share was $0.31; non-GAAP loss per share was $0.10.

•                  Cash and investments were $113.5 million.

Ray Dolan, president and chief executive officer, commented, “Sonus’ second quarter results reflect the strength of our technology and the progress we are making against our strategic objectives, including further diversifying our customer base and expanding our presence internationally.  I’m very pleased to report that we won two new Tier-1 customers, one in Asia-Pacific and one in Central and Latin America.  Our win in Asia-Pacific is in support of SIP Trunking services for one of the largest communication service providers in the region supporting over half a billion mobile subscribers in Asia and Africa. Our win in

Central and Latin America is with one of the region’s largest mobile operators.  Both wins are for our session border control (SBC) solutions and were determined based in large part on the strength of our product and the strength of our team in each of those regions.  We also won a multi-million dollar proposal with a global telecommunications operator and IT services company headquartered in Europe which plans to leverage our SBC solution to provide Unified Communications (UC) services to their end customers.  Our commercial traction in the second quarter demonstrates that our solutions remain well-aligned with the strategies and growth requirements of our customers and partners.”

Mark Greenquist, chief financial officer of Sonus, said, “Gross margin and operating expenses, on a non-GAAP basis, were both better than forecast in the second quarter, allowing us to improve our earnings outlook for the year. Cash and investments of $113.5 million were also better than our forecast.  The improvement in our business, particularly compared to the previous quarter, and progress on our cost reduction initiatives enabled us to deliver positive cash flow in the second quarter, which was also ahead of schedule, and improve our earnings expectations for the second half of 2015.”

Cost Reduction Program On Track

The anticipated savings associated with the Company’s previously announced cost reduction program are on track.  The Company continues to expect to achieve approximately $20 million of annualized savings as compared to full year 2014.  The Company’s net restructuring expense in the second quarter was $1.5 million.  This reflects $2.9 million accrued for severance related to the implementation of the cost reduction plan, which was substantially lower than the $5.0 million estimated at the time the initiative was announced, offset by $1.4 million benefit in connection with the termination of a facility lease in Fremont, CA.  The Company paid $2.5 million in the second quarter of 2015 for severance-related expenses under this initiative and expects to pay the remaining $0.4 million in the third quarter of 2015.

Cash and Investments

The Company ended the second quarter of 2015 with $113.5 million in cash and investments as compared to cash and investments of $112.8 million at the end of the first quarter of 2015.

Second Quarter Company News

The Company announced several noteworthy commercial relationships and product developments during the second quarter, including:

On May 4, 2015, Sonus announced the completion of its multi-phase virtualization strategy with the introduction of virtual editions of Sonus Insight Element Management System (Insight EMS), Sonus DataStream Integrator (DSI), and Sonus NetScore.  Sonus now delivers a completely virtualized product portfolio to service providers and enterprises looking to virtualize their communication networks to help reduce the time, risk and expense of introducing new services within their networks.  The portability and flexibility of these products make them the ideal choice when moving to virtualization technology.  By using common management and code base, Sonus has provided a low cost path for existing customers as they evolve their networks to virtualization architecture.

Also on May 4, 2015, Sonus introduced new software updates to the Sonus SBC 1000 and Sonus SBC 2000 Session Border Controllers (SBCs), designed to deliver key Microsoft Skype for Business (Enterprise Voice) functionality, as well as strategic enhancements devoted to simplify use, improve call support and bolster security during real-time Internet Protocol (IP) communications.  Sonus is focused on helping enterprises optimize Microsoft Skype for Business Enterprise Voice deployments by securing Session Initiation Protocol (SIP) trunking services at the network border and providing a more seamless flow of real-time communications.

On May 6, 2015, Sonus announced it expanded its Alcatel-Lucent CloudBand™ Ecosystem presence with the Sonus Diameter Signaling Controller Software edition (DSC SWe) and Sonus Network-as-a-Service (NaaS) IQ.  The Sonus DSC SWe and Sonus NaaS IQ joined the Sonus Session Border Controller Software edition (SBC SWe) with inclusion into the Alcatel-Lucent CloudBand™ Ecosystem. The Alcatel-Lucent CloudBand™ Ecosystem Program is the first open community dedicated to accelerating the market development of Network Functions Virtualization (NFV).  Sonus and the NFV community members have focused, and plan to continue to focus, on collaborating and integrating services and solutions to accelerate the adoption of NFV to create new business opportunities across the industry.

Also on May 6, 2015, Sonus announced a relationship with Plantronics, Nectar and Numonix to ensure full interoperability of each companies’ Microsoft Skype for Business supported network devices, offering customers a cutting edge partner ecosystem that enables, supports and enhances Microsoft Skype for Business Enterprise Voice deployments.

2015 Third Quarter and Full Year Outlook

The Company’s outlook is based on current indications for its business, which is subject to change.  Gross margin, operating expenses and earnings (loss) per share are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.

	Q315 Guidance	FY15 Guidance
Total Company Revenue	Approx. $65 million	$245 million to $250 million
Gross Margin(1)	67.5% to 68.5%	Not provided
Operating Expenses(1)	$40 million to $41 million	Not provided
Earnings/(loss) per share(1)	$0.05 to $0.08	$(0.10) to $0.00
Diluted Shares	50.5 million	50.0 million

(1)         Presented on a non-GAAP basis.  Please see reconciliation in press release appendix.

Conference Call Details:

Date: July 29, 2015

Time: 8:30 a.m. (ET)

Dial-in number: 800 736 4594

International Callers: +1 212 231 2918

The company will offer a live, listen-only Webcast of the conference call via the Sonus Networks Investor Web site at http://investors.sonusnet.com/events.cfm where supporting materials, including a presentation and supplemental financial and operational data, have been posted.

Replay Information:

A telephone playback of the call will be available following the conference call until August 12, 2015 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21771402.

Tags

Sonus Networks, Sonus, SONS, 2015 second quarter, earnings, results, IP-based network solutions, SBC, software SBC, session border controller, DSC, DEA, DRA, diameter signaling controller, diameter edge agent, diameter routing agent, NaaS, NaaS IQ, SDN, policy, SIP trunking, Cloud, VoIP communications, unified communications, UC, VoIP, IP, media gateway, GSX.

About Sonus Networks

Sonus brings intelligence and security to real-time communications. By helping the world embrace the next generation of cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized Session Border Controllers (SBCs), Diameter Signaling Controllers (DSCs), Network as a Service capabilities, policy/routing servers and media and signaling gateways.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements in the sections “Cost Reduction Program On Track” and “2015 Third Quarter and Full Year Outlook” of this release; statements regarding our future results of operations and financial position, industry developments, business strategy, plans and objectives of management for future operations; and plans for future cost reductions are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of customer purchasing decisions and our recognition of revenues; economic conditions; adjustments identified in the course of the Company’s quarter-end accounting review; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of cost reduction and restructuring activities; our ability to realize benefits from the Network Equipment Technologies, Inc. (NET) and Performance Technologies, Incorporated (PT) acquisitions and the Treq Labs, Inc. (Treq) asset acquisition; the effects of disruption from the PT and Treq transactions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET, PT and Treq assets; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; the impact of the reverse split of our common stock and changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain expenses and credits, including, but not limited to: cost of product revenue related to the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, depreciation expense related to an abandoned facility, divestiture costs, acquisition-related expense, restructuring and other income arising from the settlement of litigation related to prepaid royalties for software licenses.  We consider the use of non-GAAP earnings (loss) per share helpful in assessing the performance of the continuing operations of our business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

As part of the assessment of the assets acquired and liabilities assumed in connection with the PT acquisition, we were required to increase the aggregate fair value of acquired inventory by $1.8 million.  The acquired inventory was recorded as cost of product revenue through June 27, 2014.  We believe that excluding the incremental cost of product revenue resulting from the fair value write-up of this acquired inventory facilitates the comparison of our operating results to our historical results and to other companies in our industry.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the comparison of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

During the second quarter of 2015, we reached an agreement with the landlord of one of our previously restructured facilities to vacate the facility without penalty or future payments.  As a result, we were able to vacate the facility earlier than originally planned.  In connection with this settlement, we recorded $0.3 million of incremental depreciation expense to account for the change in estimated life of the fixed assets related to this facility.  We believe that excluding this incremental depreciation expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We recorded $2.9 million of restructuring expense in the second quarter of 2015 for severance in connection with our recently announced restructuring initiative.  We review our restructuring accruals regularly and record adjustments to these estimates as required.  We recorded such an adjustment to our results for the current quarter, the effect of which was a restructuring credit of $1.4 million in the three months ended June 26, 2015.  We recorded restructuring credits aggregating $1.8 million in the six months ended June 26, 2015.  We also recorded restructuring expense in both the three and six month periods ended June 27, 2014.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

On June 20, 2014, we sold the Multi-Protocol Server (MPS) business that we had acquired in connection with the acquisition of PT.  We incurred $0.4 million of transaction costs related to this divestiture in the second quarter of 2014.  We do not consider these divestiture costs to be related to our continuing operations.  We believe that excluding divestiture costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In the first quarter of 2014, we recorded $2.25 million of other income related to the settlement of a litigation matter in which we recovered a portion of our losses related to the impairment of certain prepaid royalties for software licenses which we had written off in fiscal 2012.  We believe that excluding the other income arising from this settlement facilitates the comparison of our results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

+1-978-614-8440
pleahy@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 26,	March 27,	June 27,
	2015	2015	2014
Revenue:
Product	$27,042	$24,865	$45,845
Service	27,659	25,280	29,725
Total revenue	54,701	50,145	75,570

Cost of revenue:
Product	11,269	11,648	16,811
Service	9,018	9,267	11,471
Total cost of revenue	20,287	20,915	28,282

Gross profit	34,414	29,230	47,288

Gross margin:
Product	58.3%	53.2%	63.3%
Service	67.4%	63.3%	61.4%
Total gross margin	62.9%	58.3%	62.6%

Operating expenses:
Research and development	19,968	19,339	20,921
Sales and marketing	17,540	19,765	18,782
General and administrative	10,444	9,224	11,995
Acquisition-related	24	107	—
Restructuring	1,487	(339)	391
Total operating expenses	49,463	48,096	52,089

Loss from operations	(15,049)	(18,866)	(4,801)
Interest income (expense), net	(20)	28	50
Other income (expense), net	5	45	(10)

Loss before income taxes	(15,064)	(18,793)	(4,761)
Income tax provision	(279)	(566)	(736)

Net loss	$(15,343)	$(19,359)	$(5,497)

Loss per share:
Basic	$(0.31)	$(0.39)	$(0.11)
Diluted	$(0.31)	$(0.39)	$(0.11)

Shares used to compute loss per share:
Basic	49,484	49,423	49,424
Diluted	49,484	49,423	49,424

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 26,	June 27,
	2015	2014
Revenue:
Product	$51,907	$90,985
Service	52,939	55,327
Total revenue	104,846	146,312

Cost of revenue:
Product	22,917	30,474
Service	18,285	22,127
Total cost of revenue	41,202	52,601

Gross profit	63,644	93,711

Gross margin:
Product	55.8%	66.5%
Service	65.5%	60.0%
Total gross margin	60.7%	64.0%

Operating expenses:
Research and development	39,307	39,893
Sales and marketing	37,305	38,363
General and administrative	19,668	23,181
Acquisition-related	131	1,306
Restructuring	1,148	1,560
Total operating expenses	97,559	104,303

Loss from operations	(33,915)	(10,592)
Interest income, net	8	85
Other income, net	50	2,325

Loss before income taxes	(33,857)	(8,182)
Income tax provision	(845)	(1,268)

Net loss	$(34,702)	$(9,450)

Loss per share:
Basic	$(0.70)	$(0.18)
Diluted	$(0.70)	$(0.18)

Shares used to compute loss per share:
Basic	49,454	51,211
Diluted	49,454	51,211

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 26,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$34,128	$41,157
Short-term investments	64,542	64,443
Accounts receivable, net	48,654	62,943
Inventory	25,699	22,114
Deferred income taxes	1,001	991
Other current assets	17,450	15,239
Total current assets	191,474	206,887

Property and equipment, net	15,473	17,845
Intangible assets, net	29,956	22,594
Goodwill	40,310	39,263
Investments	14,851	42,407
Deferred income taxes	1,012	1,043
Other assets	2,326	2,596
	$295,402	$332,635

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,146	$7,497
Accrued expenses	22,513	32,149
Current portion of deferred revenue	41,811	36,967
Current portion of long-term liabilities	711	794
Total current liabilities	70,181	77,407

Deferred revenue	7,652	8,009
Deferred income taxes	1,982	1,623
Other long-term liabilities	3,119	5,246
Total liabilities	82,934	92,285

Commitments and contingencies

Stockholders equity:
Common stock	50	49
Additional paid-in capital	1,233,013	1,226,226
Accumulated deficit	(1,026,049)	(991,347)
Accumulated other comprehensive income	5,454	5,422
Total stockholders’ equity	212,468	240,350
	$295,402	$332,635

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 26,	June 27,
	2015	2014
Cash flows from operating activities:
Net loss	$(34,702)	$(9,450)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	6,902	5,899
Amortization of intangible assets	3,238	2,207
Stock-based compensation	11,629	12,712
Loss on disposal of property and equipment	22	61
Deferred income taxes	335	519
Changes in operating assets and liabilities:
Accounts receivable	14,223	8,254
Inventory	(3,590)	4,386
Other operating assets	(1,389)	2,698
Accounts payable	(1,994)	(620)
Accrued expenses and other long-term liabilities	(13,466)	(4,635)
Deferred revenue	4,524	(1,777)
Net cash (used in) provided by operating activities	(14,268)	20,254

Cash flows from investing activities:
Purchases of property and equipment	(4,524)	(6,271)
Business acquisitions, net of cash acquired	(10,147)	(34,010)
Divestiture of business	—	2,000
Purchases of marketable securities	(3,737)	(47,880)
Sale/maturities of marketable securities	30,620	134,127
Net cash provided by investing activities	12,212	47,966

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,668	1,197
Proceeds from exercise of stock options	1,739	4,541
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(2,164)	(1,571)
Repurchase of common stock	(6,084)	(83,518)
Principal payments of capital lease obligations	(41)	(44)
Net cash used in financing activities	(4,882)	(79,395)

Effect of exchange rate changes on cash and cash equivalents	(91)	47

Net decrease in cash and cash equivalents	(7,029)	(11,128)
Cash and cash equivalents, beginning of year	41,157	72,423
Cash and cash equivalents, end of period	$34,128	$61,295

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, depreciation expense for an abandoned facility and divestiture costs included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	June 26,	March 27,	June 27,
	2015	2015	2014
Fair value write-up of acquired inventory
Cost of revenue - product	$—	$—	$803

Stock-based compensation
Cost of revenue - product	$83	$74	$104
Cost of revenue - service	397	380	412
Cost of revenue	480	454	516

Research and development expense	1,445	1,358	1,749
Sales and marketing expense	1,852	1,016	1,303
General and administrative expense	3,032	1,992	3,370
Operating expense	6,329	4,366	6,422

Total stock-based compensation	$6,809	$4,820	$6,938

Amortization of intangible assets
Cost of revenue - product	$1,176	$1,168	$673

Sales and marketing	415	479	505
Operating expense	415	479	505

Total amortization of intangible assets	$1,591	$1,647	$1,178

Depreciation expense for abandoned facility
Research and development	$324	$—	$—

Divestiture costs
General and administrative	$—	$—	$405

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, depreciation expense for an abandoned facility, divestiture costs and litigation settlement - prepaid assets included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Six months ended
	June 26,	June 27,
	2015	2014
Fair value write-up of acquired inventory
Cost of revenue - product	$—	$1,418

Stock-based compensation
Cost of revenue - product	$157	$183
Cost of revenue - service	777	691
Cost of revenue	934	874

Research and development expense	2,803	3,062
Sales and marketing expense	2,868	2,552
General and administrative expense	5,024	6,224
Operating expense	10,695	11,838

Total stock-based compensation	$11,629	$12,712

Amortization of intangible assets
Cost of revenue - product	$2,344	$1,304

Sales and marketing	894	903
Operating expense	894	903

Total amortization of intangible assets	$3,238	$2,207

Depreciation expense for abandoned facility
Research and development	$324	$—

Divestiture costs
General and administrative	$—	$405

Litigation settlement - prepaid licenses
Other income, net	$—	$2,250

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 26,	March 27,	June 27,
	2015	2015	2014

GAAP gross margin - product	58.3%	53.2%	63.3%
Stock-based compensation expense	0.3%	0.3%	0.2%
Amortization of intangible assets	4.4%	4.7%	1.5%
Fair value write-up of acquired inventory	0.0%	0.0%	1.8%
Non-GAAP gross margin - product	63.0%	58.2%	66.8%

GAAP gross margin - service	67.4%	63.3%	61.4%
Stock-based compensation expense	1.4%	1.5%	1.4%
Non-GAAP gross margin - service	68.8%	64.8%	62.8%

GAAP total gross margin	62.9%	58.3%	62.6%
Stock-based compensation expense	0.9%	0.9%	0.7%
Amortization of intangible assets	2.1%	2.3%	0.9%
Fair value write-up of acquired inventory	0.0%	0.0%	1.0%
Non-GAAP total gross margin	65.9%	61.5%	65.2%

GAAP total gross profit	$34,414	$29,230	$47,288
Stock-based compensation expense	480	454	516
Amortization of intangible assets	1,176	1,168	673
Fair value write-up of acquired inventory	—	—	803
Non-GAAP total gross profit	$36,070	$30,852	$49,280

GAAP research and development expense	$19,968	$19,339	$20,921
Stock-based compensation expense	(1,445)	(1,358)	(1,749)
Depreciation expense for abandoned facility	(324)	—	—
Non-GAAP research and development expense	$18,199	$17,981	$19,172

GAAP sales and marketing expense	$17,540	$19,765	$18,782
Stock-based compensation expense	(1,852)	(1,016)	(1,303)
Amortization of intangible assets	(415)	(479)	(505)
Non-GAAP sales and marketing expense	$15,273	$18,270	$16,974

GAAP general and administrative expense	$10,444	$9,224	$11,995
Stock-based compensation expense	(3,032)	(1,992)	(3,370)
Divestiture costs	—	—	(405)
Non-GAAP general and administrative expense	$7,412	$7,232	$8,220

GAAP operating expenses	$49,463	$48,096	$52,089
Stock-based compensation expense	(6,329)	(4,366)	(6,422)
Amortization of intangible assets	(415)	(479)	(505)
Depreciation expense for abandoned facility	(324)	—	—
Divestiture costs	—	—	(405)
Acquisition-related expense	(24)	(107)	—
Restructuring	(1,487)	339	(391)
Non-GAAP operating expenses	$40,884	$43,483	$44,366

GAAP loss from operations	$(15,049)	$(18,866)	$(4,801)
Fair value write-up of acquired inventory	—	—	803
Stock-based compensation expense	6,809	4,820	6,938
Amortization of intangible assets	1,591	1,647	1,178
Depreciation expense for abandoned facility	324	—	—
Divestiture costs	—	—	405
Acquisition-related expense	24	107	—
Restructuring	1,487	(339)	391
Non-GAAP income from operations	$(4,814)	$(12,631)	$4,914

GAAP loss from operations as a percentage of revenue	-27.5%	-37.6%	-6.4%
Fair value write-up of acquired inventory	0.0%	0.0%	1.1%
Stock-based compensation expense	12.5%	9.6%	9.2%
Amortization of intangible assets	2.9%	3.3%	1.6%
Depreciation expense for abandoned facility	0.6%	0.0%	0.0%
Divestiture costs	0.0%	0.0%	0.5%
Acquisition-related expense	0.0%	0.2%	0.0%
Restructuring	2.7%	-0.7%	0.5%
Non-GAAP income (loss) from operations as a percentage of revenue	-8.8%	-25.2%	6.5%

GAAP net loss	$(15,343)	$(19,359)	$(5,497)
Fair value write-up of acquired inventory	—	—	803
Stock-based compensation expense	6,809	4,820	6,938
Amortization of intangible assets	1,591	1,647	1,178
Depreciation expense for abandoned facility	324	—	—
Divestiture costs	—	—	405
Acquisition-related expense	24	107	—
Restructuring	1,487	(339)	391
Non-GAAP net income (loss)	$(5,108)	$(13,124)	$4,218

Diluted earnings per share or (loss) per share
GAAP	$(0.31)	$(0.39)	$(0.11)
Non-GAAP	$(0.10)	$(0.27)	$0.08

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,484	49,423	49,424
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,484	49,423	50,031

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 26,	June 27,
	2015	2014

GAAP gross margin - product	55.8%	66.5%
Stock-based compensation expense	0.3%	0.2%
Amortization of intangible assets	4.6%	1.4%
Fair value write-up of acquired inventory	0.0%	1.6%
Non-GAAP gross margin - product	60.7%	69.7%

GAAP gross margin - service	65.5%	60.0%
Stock-based compensation expense	1.4%	1.3%
Non-GAAP gross margin - service	66.9%	61.3%

GAAP total gross margin	60.7%	64.0%
Stock-based compensation expense	0.9%	0.6%
Amortization of intangible assets	2.2%	0.9%
Fair value write-up of acquired inventory	0.0%	1.0%
Non-GAAP total gross margin	63.8%	66.5%

GAAP total gross profit	$63,644	$93,711
Stock-based compensation expense	934	874
Amortization of intangible assets	2,344	1,304
Fair value write-up of acquired inventory	—	1,418
Non-GAAP total gross profit	$66,922	$97,307

GAAP research and development expense	$39,307	$39,893
Stock-based compensation expense	(2,803)	(3,062)
Depreciation expense for abandoned facility	(324)	—
Non-GAAP research and development expense	$36,180	$36,831

GAAP sales and marketing expense	$37,305	$38,363
Stock-based compensation expense	(2,868)	(2,552)
Amortization of intangible assets	(894)	(903)
Non-GAAP sales and marketing expense	$33,543	$34,908

GAAP general and administrative expense	$19,668	$23,181
Stock-based compensation expense	(5,024)	(6,224)
Divestiture costs	—	(405)
Non-GAAP general and administrative expense	$14,644	$16,552

GAAP operating expenses	$97,559	$104,303
Stock-based compensation expense	(10,695)	(11,838)
Amortization of intangible assets	(894)	(903)
Depreciation expense for abandoned facility	(324)	—
Divestiture costs	—	(405)
Acquisition-related expense	(131)	(1,306)
Restructuring	(1,148)	(1,560)
Non-GAAP operating expenses	$84,367	$88,291

GAAP loss from operations	$(33,915)	$(10,592)
Fair value write-up of acquired inventory	—	1,418
Stock-based compensation expense	11,629	12,712
Amortization of intangible assets	3,238	2,207
Depreciation expense for abandoned facility	324	—
Divestiture costs	—	405
Acquisition-related expense	131	1,306
Restructuring	1,148	1,560
Non-GAAP income (loss) from operations	$(17,445)	$9,016

GAAP loss from operations as a percentage of revenue	-32.3%	-7.2%
Fair value write-up of acquired inventory	0.0%	1.0%
Stock-based compensation expense	11.1%	8.6%
Amortization of intangible assets	3.1%	1.5%
Depreciation expense for abandoned facility	0.3%	0.0%
Divestiture costs	0.0%	0.3%
Acquisition-related expense	0.1%	0.9%
Restructuring	1.1%	1.1%
Non-GAAP income (loss) from operations as a percentage of revenue	-16.6%	6.2%

GAAP Other income, net	$50	$2,325
Litigation settlement - prepaid licenses	—	(2,250)
Non-GAAP Other income, net	$50	$75

GAAP net loss	$(34,702)	$(9,450)
Fair value write-up of acquired inventory	—	1,418
Stock-based compensation expense	11,629	12,712
Amortization of intangible assets	3,238	2,207
Depreciation expense for abandoned facility	324	—
Divestiture costs	—	405
Acquisition-related expense	131	1,306
Restructuring	1,148	1,560
Litigation settlement - prepaid licenses	—	(2,250)
Non-GAAP net income (loss)	$(18,232)	$7,908

Diluted earnings per share or (loss) per share
GAAP	$(0.70)	$(0.18)
Non-GAAP	$(0.37)	$0.15

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,454	51,211
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,454	51,868

 SONUS NETWORKS, INC.

 Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

 (in millions, except percentages and per share amounts)

 (unaudited)

	Three months ending
	September 25, 2015
	Range

Revenue	$65	$65

Gross margin
GAAP outlook	63.9%	64.9%
Stock-based compensation expense	0.8%	0.8%
Amortization of intangible assets	2.8%	2.8%
Non-GAAP outlook	67.5%	68.5%

Operating expenses
GAAP outlook	$45.3	$46.3
Stock-based compensation expense	(4.9)	(4.9)
Amortization of intangible assets	(0.4)	(0.4)
Non-GAAP outlook	$40.0	$41.0

Loss per share
GAAP outlook	$(0.10)	$(0.07)
Stock-based compensation expense	0.11	0.11
Amortization of intangible assets	0.04	0.04
Non-GAAP outlook	$0.05	$0.08

	Year ending December 31, 2015
	Range

Revenue	$245	$250

Loss per share
GAAP outlook	$(0.73)	$(0.63)
Stock-based compensation expense	0.45	0.45
Amortization of intangible assets	0.15	0.15
Depreciation expense for abandoned facility	0.01	0.01
Acquisition-related expense	*	*
Restructuring	0.02	0.02
Non-GAAP outlook	$(0.10)	$—

*            Less than $0.01 impact on loss per share